EXHIBIT 10.1

Amendment Number Three
to the
Regions Financial Corporation
Post 2006 Supplemental Executive Retirement Plan
Restated as of January 1, 2014

WHEREAS, Regions Financial Corporation (the “Corporation”) is the sponsor of the Regions Financial Corporation Post 2006 Supplemental Executive Retirement Plan (the “SERP”); and

WHEREAS, Section 7.01 of the SERP provides that the Corporation may amend the SERP from time to time; and

WHEREAS, the Compensation Committee has elected to freeze, effective as of May 31, 2017, the Accrued Benefit (as defined in the SERP) of the Corporation’s Chairman, President and Chief Executive Officer and to convert the value of such Accrued Benefit as of such date to a lump sum, in accordance with the applicable terms of the SERP, and to credit such lump sum amount to an account under the Regions Financial Corporation Supplemental 401(k) Plan; and

WHEREAS, the Corporation desires to amend the SERP in order to permit such freeze and conversion of such Accrued Benefit;

NOW, THEREFORE, the Corporation hereby amends the SERP, effective as of May 31, 2017, as follows:

1.	A new Section 3.01(h) is hereby added to read as follows:
(h)     Freeze/Conversion of CEO Benefit
Effective as of May 31, 2017, the Accrued Benefit of the Participant who is the Corporation’s Chairman, President and Chief Executive Officer as of such date (the “CEO”) shall be frozen as of such date (the “CEO Frozen Benefit”) and the value of such CEO Frozen Benefit shall be “converted” to the CEO Converted Benefit, as described below:
1. CEO Frozen Benefit. A CEO Frozen Benefit shall be computed based on Credited Service, Average Monthly Earnings, a payment date commencing at May 31, 2017, and any other applicable factors as of such date, assuming payment in the form of a single life annuity regardless of the form of payment or commencement date actually elected under this Supplemental Plan.
2. CEO Converted Benefit. The CEO Frozen Benefit shall be “converted” to a defined contribution form of benefit (an account balance) with an actuarial present value based on a payment date commencing on May 31, 2017, and actuarial assumptions in effect under this Supplemental Plan on such date (the “CEO Converted Benefit”). As soon as administratively feasible after May 31, 2017, the CEO Converted Benefit shall be credited to a Supplemental Executive Retirement Plan Account within the meaning of, and administered in accordance with, the Regions Financial Corporation Supplemental 401(k) Plan.
Notwithstanding anything herein to the contrary, effective upon the date the CEO Converted Benefit is credited to a Supplemental Executive Retirement Plan Account under the Regions Financial Corporation Supplemental 401(k) Plan, the CEO’s Accrued Benefit in this Supplemental Plan shall be reduced to $0 and the CEO shall no longer be eligible to participate in, or accrue any benefits under, this Supplemental Plan.
2.     All other terms, provisions, and conditions of the SERP not herein amended shall remain in full force and effect.
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